UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2008

BEKEM METALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-50218	87-0669131
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

170 Tchaikovsky Street, 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050000
(Zip code)

+7 (3272) 582 386
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 29, 2008 our wholly-owned subsidiary Kyzyl Kain Maymt Ltd. (“KKM”) filed an action against the Republic of Kazakhstan Ministry of Energy and Mineral Resources (“MEMR”) in the Court of Astana city in response to the unilateral termination by the MEMR of the contract dated July 15, 1997 and the related license series MG No. 420 and 426 dated October 12, 1995 and contract no. 551 dated October 19, 2000 and the related license series MG No. 9-D dated December 11, 1995 (collectively referred to herein as the “licenses”) held by KKM. The contract dated July 15, 1997 and license series MG No. 420 and 426 are the subsoil use contract and licenses that grant KKM the right to explore for nickel, cobalt and other minerals within the Kempirsai deposit. Contract no. 551 and license series MG No. 9-D are the subsoil use contract and license that grant KKM the right to explore for brown coal in the Mamyt deposit. KKM is challenging the legality of the unilateral terminations for several reasons, including that the MEMR terminated the licenses on grounds not provided in the subsoil use contracts.

As disclosed in the Current Report of the Company filed with the Securities and Exchange Commission on December 17, 2007, in December 2007 the MEMR unilaterally terminated the licenses on the basis that KKM had not executed the work programs associated with the licenses. The termination notices did not detail KKM’s failure to comply with its work program requirements and the MEMR has provided no additional information despite KKM’s efforts to communicate with the MEMR regarding the terminations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEKEM METALS, INC.

Date: January 29, 2008	By:	/s/ Yermek Kudabayev
Yermek Kudabayev, Chief Executive Officer